Exhibit 99.1

Professional Diversity Network, Inc. Announces Equity Investment in Koala Crypto Limited

CHICAGO, (September 30, 2022) (GLOBE NEWSWIRE) — Professional Diversity Network, Inc. (NASDAQ: IPDN) (“PDN” or “Company”), a developer and operator of online and in-person diversity talent networks that provides access to networking, training, educational and employment opportunities for diverse individuals, announced that the Company, pursuant to a stock purchase agreement with Koala Malta Limited (“KML”) dated as of September 27, 2022, a private limited liability company registered under the laws of Malta and 100% owned by Koala Capital Limited, has purchased a nine (9) percent interest in Koala Crypto Limited (“Koala”), the crypto asset exchange division of KML, for an investment amount of $1,350,000 to be funded by the issuance of restricted shares of PDN common stock. Following the transaction, PDN plans to extend its job boards into the blockchain industry, using its large diversity network.

“While we are always looking for investment opportunities to grow our core business, we believe that this investment in Koala will enhance our value. We have every intention to maintain and elevate our core business, which is to operate a best in class professional networking communities with career opportunities and resources specifically tailored to the needs of different diverse cultural groups,” said Adam He, Chief Executive Officer for PDN.

“The strategic investment from PDN will promote Koala’s future success and enhance its financial position. We are fully convinced that the addition of PDN as a shareholder will benefit Koala’s platform. We strongly believe that further synergy can be developed between PDN and Koala to bring in new profit streams to both parties,” said Raymond Xu, director of Koala.

Koala, along with Koala Money Limited (a separate subsidiary of KML in which PDN does not have a financial interest), is developing an integrated platform for crypto assets and electronic money. Regulated under European financial regulations and supervised by the Malta Financial Services Authority, Koala Money Limited seeks to provide secure payment solutions for a global community of retail and institutional clients through a single platform with Koala, which will be accessible via desktop or mobile phone.

About Professional Diversity Network, Inc.

Professional Diversity Network, Inc. (PDN) is a developer and operator of online and in-person diversity job seeker networks that provides access to networking, training, educational and employment opportunities for diverse professionals. Through our online platforms and partnerships, we provide hiring employers a means to identify and acquire diverse talent and assist them with DEI efforts. Our mission is to utilize the collective strength of our affiliate companies, members, partners and unique proprietary platform to be the standard in business diversity recruiting, networking and professional development for women, minorities, veterans, LGBT and disabled persons globally.

For more information about PDN, please visit:

www.prodivnet.com

About the Koala Platform

Koala obtained the first VFA Class 4 license issued by the Malta Financial Services Authority, with an aim to build the largest crypto assets trading exchange with social functions and to provide high quality services to clients with different culture and language background, 24/7. Koala voluntarily surrendered it license in order to afford it more time to develop and launch its platform and plans to promptly apply to reinstate the license.

For more information about the Koala Platform, please visit:

https://koala-capital.co.uk/

Forward-Looking Statements

This press release contains information about PDN’s view of its future expectations, plans, and prospects that constitute forward-looking statements. These forward-looking statements are made under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts in this announcement are forward-looking statements, including, but not limited to: any projections of earnings, revenue, or other financial items; any statements regarding the adequacy, availability, and sources of capital, any statements of the plans, strategies, and objectives of management for future operations; any statements regarding the future benefits of the investment described in this release, including the development of new revenue streams or the availability of distributions on any securities; any statements relating to the future reinstatement of the license described in this release by the applicable regulatory authorities; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. In addition, there is uncertainty about the continuous spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products, and global economic activity in general. PDN may also make written or oral forward-looking statements in its periodic reports to the SEC, in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including statements about PDN’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, whether known or unknown, and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “will make,” “will be,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “endeavor to,” “is/are likely to,” or other similar expressions. Further information regarding these and other risks is included in our annual report and other filings with the U.S. Securities and Exchange Commission (the “SEC”). All information provided in this press release is as of the date of this press release, and PDN undertakes no obligation to update any forward-looking statements, except as may be required under applicable law.

Press Contact for IPDN:

For further information, please contact:

Professional Diversity Network, Inc.
Tel: (312) 614-0950
Email: investors@ipdnusa.com

Source: Professional Diversity Network, Inc.